Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Roxio, Inc. (the “Registrant”) on Form 10-Q for the quarterly period ended September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wm. Christopher Gorog, Chairman of the Board and Chief Executive Officer of the Registrant and R. Elliot Carpenter, Vice President and Chief Financial Officer of the Registrant, certify, in accordance with 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report, to which this certification is attached as Exhibits 32.1 and 32.2, fully complies with the requirements of Section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ Wm. Christopher Gorog
Wm. Christopher Gorog
Chief Executive Officer, and
Chairman of the Board of Directors
(Principal Executive Officer)

By:	/s/ R. Elliot Carpenter
R. Elliot Carpenter
Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)
November 14, 2003

This certification accompanies this periodic report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liability of that section. This certification shall not be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that the registrant specifically incorporates it by reference.